Exhibit 99.3

FORM OF LETTER TO BROKERS

        McDONALD'S CORPORATION
Offer to Exchange Up to
16,539,967 Shares of Class B Common Stock of
CHIPOTLE MEXICAN GRILL, INC.
which are owned by McDonald's Corporation for
Outstanding Shares of Common Stock of
McDONALD'S CORPORATION

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 5, 2006 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

        September 8, 2006

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        McDonald's Corporation ("McDonald's"), a Delaware corporation, is offering, on the terms and subject to the conditions set forth in the enclosed Prospectus–Offer to Exchange dated September 8, 2006 (the "Prospectus–Offer to Exchange") and the related letter of transmittal (the "Letter of Transmittal"), as amended or supplemented, to exchange up to an aggregate of 16,539,967 shares of class B common stock, par value $0.01 per share (the "Chipotle class B common stock"), of Chipotle Mexican Grill, Inc. ("Chipotle"), a Delaware corporation, for outstanding shares of McDonald's common stock, par value $0.01 per share ("McDonald's common stock"), that are validly tendered and not properly withdrawn.

        We ask you to furnish copies of the enclosed materials to those of your clients on behalf of whom you hold shares of McDonald's common stock, whether those shares are registered in your name or in the name of your nominee. You will be reimbursed for customary mailing and handling expenses you incur in forwarding any of the enclosed materials to your clients. No stock transfer taxes will generally be payable as a result of the transaction.

        As described in the Prospectus–Offer to Exchange, McDonald's is not conducting the exchange offer in any jurisdiction which the offer, sale or exchange is not permitted.

        McDonald's will pay each soliciting dealer a solicitation fee of $0.10 per share, up to a maximum of 1,000 shares per tendering shareholder, for each share of McDonald's common stock tendered and accepted for exchange pursuant to the exchange offer if that soliciting dealer has affirmatively solicited and obtained such tender, except that no solicitation fee shall be payable (i) in connection with a tender of McDonald's common stock by a shareholder (A) tendering more than 5,000 shares; or (B) tendering from a country outside of the United States; or (ii) to Morgan Stanley as dealer manager. "Soliciting dealer" includes (i) any broker or dealer in securities which is a member of any national securities exchange in the United States or of the NASD, Inc.; or (ii) any bank or trust company located in the United States. In order for a soliciting dealer to receive a solicitation fee with respect to the tender of shares of McDonald's common stock, the exchange agent must have received either (i) a properly completed and duly executed letter of transmittal; or (ii) an agent's message, depending on whether the shares are held in certificated form or by a broker or in book-entry form. Soliciting dealers are not entitled to a solicitation fee with respect to shares of McDonald's stock beneficially owned by such soliciting dealer or with respect to any shares that are registered in the name of a soliciting dealer unless the shares are held by such soliciting dealer as nominee and are tendered for the benefit of the beneficial holders of such shares.

SOLICITING DEALERS SHOULD TAKE CARE TO ENSURE THAT PROPER RECORDS ARE KEPT TO DOCUMENT THEIR ENTITLEMENT TO ANY SOLICITATION FEE. McDONALD'S AND THE EXCHANGE AGENT RESERVE THE RIGHT TO REQUIRE ADDITIONAL INFORMATION AT THEIR DISCRETION, AS DEEMED WARRANTED.

        McDonald's, in its sole discretion, will determine all questions as to the validity, form and eligibility (including time of receipt) of all Notices of Solicited Tenders (on form attached hereto), which determination will be final and binding. Neither the exchange agent nor any other person will be under any duty to notify a soliciting dealer of any defects or irregularities in any Notice of Solicited Tenders, nor will any of them incur any liability for failure to give such notification.

        Soliciting dealers will include any of the organizations described above even when the activities of such organizations in connection with the exchange offer consist solely of forwarding to clients material relating to the exchange offer, including the Prospectus–Offer to Exchange and the related Letter of Transmittal, and tendering shares of McDonald's common stock as directed by beneficial owners thereof; provided, that under no circumstances shall any fee be paid more than once with respect to any share of McDonald's common stock. No soliciting dealer is required to make any recommendation to holders of shares of McDonald's common stock as to whether to tender or refrain from tendering in the exchange offer. No assumption is made, in making payment to any soliciting dealer, that its activities in connection with the exchange offer included any activities other than those described above, and for all purposes noted in all materials relating to the exchange offer, the term "solicit" shall be deemed to mean no more than processing shares of McDonald's common stock tendered or forwarding to customers materials regarding the exchange offer.

        No soliciting fee shall be payable to a soliciting dealer if such soliciting dealer is required for any reason to transfer the amount of such fee to a tendering holder (other than itself).

        No broker, dealer, commercial bank, trust company or similar institution shall be deemed to be the agent of McDonald's, Chipotle, the dealer manager, the exchange agent or the information agent for purposes of the exchange offer.

McDONALD'S OBLIGATION TO ACCEPT SHARES OF McDONALD'S COMMON STOCK TENDERED IN THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS SPECIFIED IN THE PROSPECTUS–OFFER TO EXCHANGE, WHICH YOU AND YOUR CLIENTS SHOULD REVIEW IN DETAIL.

        We enclose the following documents for your information and for forwarding to those of your clients on behalf of whom you hold shares of McDonald's common stock registered in your name or in the name of your nominee:

        1.     The Prospectus–Offer to Exchange;

        2.     The Letter of Transmittal for your use in accepting the exchange offer and tendering shares of McDonald's common stock;

        3.     The Notice of Guaranteed Delivery to be used to accept the exchange offer if (i) share certificates representing McDonald's common stock are not immediately available; (ii) shares or other required documents cannot be delivered to the exchange agent, Computershare Trust Company, N.A., on or before the expiration date; or (iii) the procedures for book-entry transfer cannot be completed on a timely basis;

        4.     A form of letter that you can send to those of your clients on behalf of whom you hold shares of McDonald's common stock registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the exchange offer;

        5.     A form of Notice of Withdrawal for use in withdrawing shares of McDonald's common stock previously tendered in the exchange offer; and

        6.     A return envelope addressed to the exchange agent, for your use only.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW

YORK CITY TIME, ON OCTOBER 5, 2006 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

        To participate in the exchange offer, holders of McDonald's common stock must comply with the procedures set out in the Prospectus–Offer to Exchange in the section entitled "The Exchange Offer—Procedures for Tendering" depending on how such shares of McDonald's common stock are held. If holders of shares of McDonald's common stock wish to tender their shares, but it is impracticable for them to do so prior to the expiration of the exchange offer, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus–Offer to Exchange in the section entitled "The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures."

        Shares of McDonald's common stock tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the Prospectus–Offer to Exchange, at any time prior to the expiration of the exchange offer and after the expiration of 40 business days from the commencement of the exchange offer, if not theretofore accepted for exchange. In order to withdraw shares, the registered holder of such shares must provide a written notice of withdrawal or facsimile transmission notice of withdrawal, a form of which is enclosed, to the exchange agent at its address set forth on the back cover of the Prospectus–Offer to Exchange.

        Additional copies of the enclosed material may be obtained by contacting the information agent, Georgeson Inc., located at 17 State Street, New York, New York, 10004 at 1-866-821-2614 (toll-free in the United States) or at 1-212-440-9800 (elsewhere). You may also contact the information agent for assistance with any questions you may have about the exchange offer.

NOTICE OF SOLICITED TENDERS

ALL NOTICES OF SOLICITED TENDERS MUST BE RETURNED TO THE EXCHANGE AGENT WITHIN THREE NYSE TRADING DAYS AFTER THE EXPIRATION DATE TO THE ADDRESS SET FORTH ON THE LAST PAGE OF THE PROSPECTUS–OFFER TO EXCHANGE

BENEFICIAL OWNERS QUALIFIED FOR ODD-LOT

DTC Participant Number	VOI Ticket Number	VOI Ticket Total

BENEFICIAL OWNERS OF 1,000 OR LESS SHARES

DTC Participant Number	VOI Ticket Number	VOI Ticket Total

BENEFICIAL OWNERS OF GREATER THAN 1,000 AND NOT MORE THAN 5,000 SHARES

DTC Participant Number	VOI Ticket Number	VOI Ticket Total

*
Use attached sheet if ticket represents more than one beneficial owner.

BENEFICIAL OWNER BREAKDOWN FORM

DTC Participant Number:

VOI Ticket Number:

VOI Ticket Total:

Number of Shares Requested for Payment Per Beneficial Owner:

Total:

The acceptance of compensation by such soliciting dealer will constitute a representation by it that: (1) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus–Offer to Exchange; (3) in soliciting tenders of shares of McDonald's common stock, it has used no soliciting materials other than those furnished by McDonald's; and (4) it has complied with all instructions in this letter.

Print Firm Name:	Address:

Authorized Signature:	City, State, Zip Code:

Area Code and Telephone Number:	Attention:

SOLICITATION FEE PAYMENT INSTRUCTIONS

Issue Check to:
Firm:
(Please Print)

Attention:

Address:
(Include Zip Code)

Phone Number:

Taxpayer Identification or Social Security No.:

Applicable VOI Number:	Number of Shares:

If solicitation fees are to be paid to another institution(s) eligible to receive such fees, please complete the following:

Issue Check to:
Firm:
(Please Print)

Attention:

Address:
(Include Zip Code)

Phone Number:

Taxpayer Identification or Social Security No.:

Applicable VOI Number:	Number of Shares:

*  NOTE: IF THERE ARE ADDITIONAL PAYMENT INSTRUCTIONS, PLEASE COPY AND ATTACH.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF McDONALD'S, CHIPOTLE, THE EXCHANGE AGENT, THE DEALER MANAGER OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE DOCUMENTS ENCLOSED HEREWITH AND STATEMENTS EXPRESSLY MADE THEREIN.